Exhibit 10.2

E-Waste Corp.

610 Jones Ferry Road, Suite 207

Carrboro, NC 27510

May 25, 2021

EZRaider Global, Inc.

EZ Raider LLC

1303 Central Ave. S, Unit D

Kent, WA 98032

RE: Side Letter Agreement to the LOI dated May 25, 2021

Reference is hereby made to that certain Letter of Intent, dated May 25, 2021 (the “LOI”), whereby EZRaider Global, Inc. (“EZ Global”), will acquire EZ Raider, LLC (“EZ Raider”), including the rights to acquire DS Raider, Ltd., an Israel company (“DS Israel”) and then enter into a reverse merger (the “Merger”) with E-Waste Corp. (“E-Waste”) such that EZ Global will become the wholly-owned subsidiary of E-Waste.

This side letter agreement (“Side Letter”) shall memorialize the understanding between EZ Global and E-Waste and confirm the agreement of the parties with respect to the following matters:

1.

Pursuant to Section 3 of the LOI, “Bridge Financing”, USD$2,000,000 (the “Proceeds”) must be wired by E-Waste to EZ Raider, LLC within 24 hours of the signing of this Side Letter. These Proceeds are required to effectuate the transactions contemplated by the LOI such that EZ Raider can renegotiate the terms of its acquisition of DS Israel, which, through the Merger, such rights to DS Israel will belong to E-Waste.

2.

Additionally, pursuant to Section 3 of the LOI, the Proceeds of the Bridge Financing will be secured by a perfected first priority security interest on (A) the Bridge Proceeds until they are expended in connection with the Share Purchase Agreement between EZ Raider and DS Raider, dated February 10, 2021 (the “Share Purchase Agreement”) and (B) a pledge of all of stock of EZ Global and EZ Raider held by Moshe Azarzar either directly or indirectly.

3.	The parties acknowledge that EZ Raider’s right to acquire of DS Israel, pursuant to that certain term sheet dated 12/30/2020, have expired, and was replaced with the Share Purchase Agreement.

4.

It is understood that upon receipt of the Proceeds EZ Global shall take the following actions utilizing the Proceeds: (a) commence an audit of EZ Global and EZ Raider; (b) renegotiate the closing date in the Share Purchase Agreement for the DS Raider acquisition (which shall include finalizing the acquisition of debt owed by DS Raider to one of its shareholders); (c) work with E-Waste to use its best efforts to raise an additional $1.5 million in Proceeds as required under the Share Purchase Agreement.

5.

EZ Global and EZ Raider each represents and warrants that it will use its best efforts, act in good faith, and execute all the necessary documentation, including this Side Letter, to ensure the return of the Proceeds back to E-Waste in the event the Merger of EZ Global and EZ Raider into E-Waste does not occur by August 31, 2021 through the actions or inactions of EZ Global.

6.	The laws of the state of Florida, shall govern the validity, enforcement, and interpretation of this Side Letter.

7.

This Side Letter cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Side Letter) executed by the party against whom enforcement of the modification or waiver is sought.

8.

This Side Letter may be executed in several counterparts, each of which shall be fully effective as an original and, all of which together, shall constitute one and the same instrument. Copies of this Side Letter showing the true signatures of the respective parties, whether produced by photographic, digital, computer, or other reproduction may be used for all purposes as originals.

9.	In the event there is a conflict between this Side Letter Agreement and the Term Sheet, the language of the Side Letter shall control.

This Side Letter is not being signed under any duress, threat, undue influence and is being executed after adequate consultation with counsel of the undersigned’s choosing.

EZRAIDER GLOBAL, INC.

/s/ Moshe Azarzar

By Moshe Azarzar

Title CEO

Date May 25, 2021

ACKNOWLEDGED AND AGREED:

EZ RAIDER, LLC

/s/ Moshe Azarzar

By Moshe Azarzar

Title Managing Member

Date May 25, 2021

E-WASTE CORP.

/s/ Elliot Mermel

By Elliot Mermel

Title President

Date May 25, 2021